                         SECURITIES PURCHASE AGREEMENT



                                    BETWEEN



                              BOSS INVESTMENT LLC


                                      and


                       BUILDING ONE SERVICES CORPORATION





                           Dated as of March 22, 1999

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS......................................................   1

ARTICLE II ISSUANCE OF DEBENTURES; AMENDED OFFER...........................   6

2.1   Issuance of Debentures...............................................   6
2.2   Closing..............................................................   6
2.3   Offer................................................................   6
2.4   Warrants and Company Stock Options...................................   7
2.5   Company Actions......................................................   7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................   8

3.1   Organization.........................................................   8
3.2   Capitalization.......................................................   8
3.3   Subsidiaries.........................................................   9
3.4   Authority............................................................  10
3.5   Consents and Approvals; No Violations................................  10
3.6   SEC Documents; Financial Statements; Other Financial Information.....  10
3.7   Company Acquisitions.................................................  11
3.8   Information Supplied.................................................  12
3.9   Absence of Certain Changes or Events.................................  12
3.10  Litigation...........................................................  13
3.11  Contracts............................................................  13
3.12  Compliance with Laws.................................................  13
3.13  Environmental Matters................................................  13
3.14  Absence of Changes in Benefit Plans; Labor Relations.................  14
3.15  Employment Matters; Affiliate Transactions...........................  15
3.16  ERISA Compliance.....................................................  15
3.17  Taxes................................................................  17
3.18  Title to Properties; Condition of Assets.............................  18
3.19  Intellectual Property................................................  19
3.20  Non-Compete..........................................................  19
3.21  State Takeover Statutes..............................................  19
3.22  Brokers..............................................................  19
3.23  Government Contracts.................................................  20
3.24  Insurance............................................................  20
3.25  Share Retention Agreements...........................................  20
3.26  No Material Adverse Change Relative to Investment....................  20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF INVESTOR......................  21

4.1   Organization.........................................................  21
4.2   Authority............................................................  21
4.3   Consents and Approvals; No Violations................................  21
4.4   Information Supplied.................................................  22
4.5   Ownership of Company Common Stock....................................  22
4.6   Financing............................................................  22
4.7   Brokers..............................................................  22
4.8   Investment Representations and Warranties............................  22

ARTICLE V COVENANTS........................................................  23

5.1   Conduct of Business..................................................  23
5.2   No Solicitation......................................................  25
5.3   Certain Tax Matters..................................................  26
5.4   Other Actions........................................................  27



5.5   Advice of Changes; Filings...........................................  27
5.6   Financial Information................................................  27

ARTICLE VI ADDITIONAL AGREEMENTS...........................................  27

6.1   Access to Information; Confidentiality...............................  27
6.2   Reasonable Efforts; Notification.....................................  28
6.3   Fees and Expenses....................................................  29
6.4   Public Announcements.................................................  30
6.5   NASD.................................................................  30

ARTICLE VII CONDITIONS.....................................................  30

7.1   Conditions to Each Party's Obligation................................  30
7.2   Conditions to the Company's Obligations..............................  31
7.3   Conditions to the Investor's Obligations.............................  31

ARTICLE VIII TERMINATION AND AMENDMENT.....................................  32

8.1   Termination..........................................................  32
8.2   Effect of Termination................................................  34

ARTICLE IX MISCELLANEOUS...................................................  34

9.1   Amendment............................................................  34
9.2   Extension; Waiver....................................................  34
9.3   Survival of Representations, Warranties and Agreements, Limitation
      on Liability.........................................................  34
9.4   Notices..............................................................  34
9.5   Indemnification......................................................  35
9.6   Interpretation.......................................................  36
9.7   Entire Agreement; Third Party Beneficiaries..........................  36
9.8   Governing Law........................................................  36
9.9   Counterparts.........................................................  37
9.10  Assignment...........................................................  37
9.11  Enforcement..........................................................  37

Schedules
---------

Schedule 1.1A:    1998 Financial Statements
Schedule 3.2(b):  Company Stock Options and Warrants
Schedule 3.2(c):  Employee Ownership of Capital Stock
Schedule 3.3(a):  Subsidiaries
Schedule 3.3(b):  Stock Ownership of Subsidiaries
Schedule 3.3(d):  Investments
Schedule 3.5(b):  Governmental Consents
Schedule 3.5(d):  Third Party Consents
Schedule 3.5(f):  Loss of Permits
Schedule 3.6:     Undisclosed Liabilities
Schedule 3.7:     Company Acquisitions
Schedule 3.9:     Absence of Certain Changes or Events
Schedule 3.10(a): Proceedings
Schedule 3.10(b): Orders
Schedule 3.11(a): Material Contracts
Schedule 3.12:    Compliance with Laws
Schedule 3.13(a): Compliance with Environmental Laws
Schedule 3.13(b): Release of Hazardous Materials
Schedule 3.13(c): Environmental Litigation
Schedule 3.13(d): Assumption of Environmental Liabilities
Schedule 3.13(e): Storage Tanks
Schedule 3.14(a): Absence of Changes in Benefit Plans and Labor Relations
Schedule 3.14(b): Employment Agreements
Schedule 3.14(c): Payments to Employees
Schedule 3.14(d): Collective Bargaining Agreements
Schedule 3.14(e): Labor Unionizing Activity
Schedule 3.15(a): List of Directors, Officers and Key Employees
Schedule 3.15(b): Affiliate Transactions
Schedule 3.16(e): Welfare Benefit Plans
Schedule 3.16(f): Post-Retirement Medical and Life Insurance Benefits Coverage
Schedule 3.16(g): Acceleration of Benefits
Schedule 3.17(a): Audits of Tax Returns
Schedule 3.17(b): Net Operating Loss Carryovers
Schedule 3.17(c): Excess Parachute Payments
Schedule 3.17(d): Right to Receive Parachute Gross-Up Payments
Schedule 3.18(a): Owned Real Property
Schedule 3.20:    Non-Competition Agreements
Schedule 3.24:    Insurance
Schedule 3.25:    Share Retention Agreements
Schedule 5.1(d):  Pending Acquisitions
Schedule 5.1(k):  Certain Matters with Respect to Options and Bonuses

Exhibits
--------

Exhibit A:        Investor Rights Agreement
Exhibit 1.1A:     Commitment Letter
Exhibit 1.1B:     Highly Confident Letter
Exhibit 1.1C:     Form of Indenture
Exhibit 7.3(d):   Form of Opinion of Morgan, Lewis & Bockius LLP

                                      SECURITIES PURCHASE AGREEMENT (this

                              "Agreement"), dated as of March 22, 1999, between
                              ----------
                              BOSS INVESTMENT LLC, a limited liability company (the "Investor"), and BUILDING ONE SERVICES
                                    --------
                              CORPORATION, a Delaware corporation (the
                              "Company").
                               -------

          WHEREAS, the Company currently has a pending offer to purchase up to 50% of its shares (the "Shares") of common stock, par value $.01 per share (the
                        ------
"Common Stock"), for $25.00 per share in cash and to purchase up to 50% of its
 ------------
currently outstanding options.

          WHEREAS, the Company desires to issue $100 million of 7 1/2% Convertible Junior Subordinated Debentures Due 2012 to partially finance the purchase of its Shares and the Investor is willing to purchase such notes from the Company on the terms and conditions set forth herein.

          WHEREAS, the Company desires to amend its offer to purchase its shares to, among other things, provide for an offer price of $22.50 per share in cash.

          WHEREAS, the Company and the Investor have executed and delivered an Investor Rights Agreement (the "Investor Rights Agreement"), which sets forth
                                -------------------------
certain registration and other rights granted to the Investor.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Investor and the Company hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Affiliate" means, with respect to any specified person, any other person
      ---------
who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified person. As used in this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power to vote five percent or more of the voting securities of such person or to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

     "Benefit Plans" has the meaning set forth in Section 3.16(a).
      -------------                               ---------------

     "Closing" has the meaning set forth in Section 2.2.
      -------                               -----------

     "Closing Date" has the meaning set forth in Section 2.2.
      ------------                               -----------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Commonly Controlled Entity" has the meaning set forth in Section 3.16(a).
      --------------------------                               ---------------

     "Company Acquisitions" has the meaning set forth in Section 3.7.
      --------------------                               -----------

     "Company Stock Options" has the meaning set forth in Section 3.2(a).
      ---------------------                               --------------

     "Contract" means any loan or credit agreement, note, bond, mortgage,
      --------
indenture, lease, sublease, purchase order or other contract, agreement, commitment, instrument, Permit, concession, franchise or license.

     "Debentures" means the Company's 7 1/2% Convertible Junior Subordinated
      ----------
Debentures Due 2012 to be issued pursuant to this Agreement and to be governed by the Indenture.

     "Environmental Laws" means any Law, and any common law, relating to (a)
      ------------------
Releases or threatened Releases of Hazardous Materials into the environment; (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials or (c) otherwise relating to pollution or protection of health or safety or the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Exchange Act" means the Securities Exchange Act of 1934 and the rules and
      ------------
regulations promulgated thereunder, each as amended.

     "Expense Reimbursement Event" shall mean that this Agreement is terminated
      ---------------------------
(a) pursuant to Section 8.1(d)(i) if the Company had knowledge of the applicable
                -----------------
breach of a representation or warranty when such representation or warranty was made, (b) pursuant to Section 8.1(d)(ii) in a situation (i) that fundamentally
                      ------------------
affects the viability or the consummation of the transactions contemplated by this Agreement, (ii) in which the Investor would be entitled to terminate this Agreement pursuant to Section 8.1(d)(i) or (iii) that has resulted or is
                      -----------------
reasonably likely to result in a material adverse change or (c) pursuant to
Section 8.1(h).
--------------

     "Financing Letters" means the commitment letter set forth in Exhibit 1.1A
      -----------------                                           ------------
and the highly confident letter set forth in Exhibit 1.1B.
                                             ------------

     "GAAP" means generally accepted accounting principles.
      ----

     "Governmental Entity" means any national, federal, state, municipal, local,
      -------------------
territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative, or arbitral body or public or private tribunal.

     "Hazardous Materials" means any pollutant, contaminant, hazardous,
      -------------------
radioactive or toxic substance, material, constituent or waste, or any other waste, substance, chemical or material regulated under any Environmental Law, including (1) petroleum, crude oil and any fractions thereof, (2) natural gas, synthetic gas and any mixtures thereof,
(3) asbestos and/or asbestos-containing material, (4) radon and (5) polychlorinated biphenyls ("PCBs"), or materials or fluids containing PCBs
                            ----

     "HSR Act" Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
      -------

     "Indenture" means the Indenture governing the Debentures, to be entered
      ---------
into on the Closing Date, between the Company and the Trustee, in substantially the form set forth in Exhibit 1.1C, together with such changes as are (i)
                      ------------
reasonably requested by either of the parties delivering the Financing Letters or by the Trustee and (ii) reasonably acceptable to the Investor and the Company.

     "Intellectual Property Right" means any trademark, service mark, trade
      ---------------------------
name, mask work, copyright, patent, software license, other data base, invention, trade secret, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

     "Investor's Expenses" means all out-of-pocket expenses (including
      -------------------
reasonable attorneys fees) paid or incurred by or on behalf of the Investor in connection with the negotiation, execution and delivery of, the due diligence conducted by the Investor and its affiliates and each of their respective agents and representatives in connection with, and the consummation (to the extent applicable) of the transactions contemplated by, (i) this Agreement, (ii) the Merger Agreement, (iii) the Stockholders Agreement among the Investor and the individuals identified on Schedule I thereto and (iv) the Termination Agreement, dated as of February 7, 1999, between the Investor and the Company, and each of the agreements, documents and instruments referred to in any of the foregoing, including, without limitation, the indebtedness to be incurred in connection with the transactions contemplated by this Agreement and the Merger Agreement.

     "Law" means all provisions of laws, statutes, ordinances, rules, bylaws,
      ---
regulations, writs, Permits or Orders of any Governmental Entity.

     "Leased Property" has the meaning set forth in Section 3.18(b).
      ---------------                               ---------------

     "Liens" means, with respect to any asset, (a) any mortgage, deed of trust,
      -----
lien, pledge, encumbrance, charge or security interest of any kind whatsoever in or on such asset (including the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction), (b) the interest of a vendor or a lessor under any conditional sale agreement, capital Lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, right of first refusal, call, appreciation right or similar right of a third party with respect to such securities.

     "Material Contract" means any Contract that (i) evidences or provides for
      -----------------
any Indebtedness of the Company or any Subsidiary, or any of their Affiliates, in an amount in excess of $1,000,000, or any Encumbrance securing such Indebtedness, (ii) restricts the Company or any Subsidiary, or any of their Affiliates, from engaging in any line of business or (iii) is otherwise material to the business, financial condition or results of operations or prospects of the Company and its Subsidiaries taken as a whole.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of
      ----------------
December 23, 1998, between the Investor and the Company.

     "Merger Schedules" means the schedules to the Merger Agreement with
      ----------------
schedule numbers corresponding to the schedule numbers referred to in Article
                                                                      -------
III hereof, as such Merger Schedules have been updated through February 4, 1999:
---

     "1998 Financial Statements" means the consolidated financial statements of
      -------------------------
the Company and its Subsidiaries for the fiscal year ended December 31, 1998, in substantially the form set forth in Schedule 1.1A.
                                    -------------

     "Offer" means the transactions contemplated by the Offer Documents.
      -----

     "Offer Conditions" has the meaning set forth in Section 2.3(a).
      ----------------                               --------------

     "Offer Documents" means the amended Offer to Purchase shares of the
      ---------------
Company's Common Stock for the Offer Price, the related letter of transmittal and each of the other related documents and instruments.

     "Offer Price" means $22.50.
      -----------

     "Order" means all judgments, injunctions, orders and decrees of all
      -----
Governmental Entities in Proceedings in which the person in question is a party or by which any of its Properties is bound.

     "Organizational Documents" means, with respect to any person, each
      ------------------------
instrument or other document that (a) defines the existence of such person, including its certificate of limited partnership or articles or certificate of incorporation, as filed or recorded with an applicable Governmental Entity, or
(b) governs the internal affairs of such person, including its partnership agreement or by-laws.

     "Owned Property" has the meaning set forth in Section 3.18(a).
      --------------                               ---------------

     "Payment Event" shall mean that this Agreement shall have been terminated
      ------- -----
(a) pursuant to Section 8.1(d)(ii) (in a situation in which the breach of
                ------------------
covenant is reasonably attributable primarily to the Company's avoidance of its obligations under this Agreement and the breach fundamentally affects (i) the viability or the consummation of the transactions contemplated by this Agreement or (ii) the benefits expected by the Investor immediately after the Closing from the transactions contemplated hereby), (b) pursuant to Section 8.1(g) in the
                                                       --------------
event that the Company has failed to receive valid tenders of at least 21 million shares and, prior to the earlier of nine months after such termination, the Company shall have entered into an agreement or arrangement providing for an Alternative Transaction for a higher value per Share to the stockholders of the Company (other than an Alternative Transaction which is financed solely by the issuance of (x) debt securities that are not convertible directly or indirectly into equity securities plus (y) warrants representing the right to acquire not more than 7% of the outstanding shares of Common Stock giving effect to the exercise of such warrants) or (c) pursuant to Section 8.1(h).
                                              --------------

     "Pension Plan" has the meaning set forth in Section 3.16(b).
      ------------                               ---------------

     "Permits" means, collectively, all franchises, approvals, clearances,
      -------
permits, licenses, authorizations, Orders, registrations, certificates, and variances obtained from, or agreements with, any Governmental Entity.

     "Permitted Liens" means Liens permitted under the Indenture.
      ---------------

     "Permitted Securities" means shares of Common Stock that will not be
      --------------------
entitled to be sold in the Offer and that are required to be issued prior to the Closing Date (a) pursuant to earnout arrangements contained in agreements relating to acquisitions consummated prior to the date hereof if (other than with respect to earnouts payable in connection with the acquisition by the Company of Tri-City Electrical Contractors, Inc., Wilson Electric Corporation, Inc., Town & Country Electric, Inc., Riviera Electric Construction Co., Garfield Electric Corporation, Indecon, Inc., SKC Electric, Inc., Walker Engineering, Inc. or Service Management USA, Inc.) the Company has used its best efforts to obtain a waiver so that such Shares can be issued after the Closing Date, (b) under definitive agreements listed in Schedule 5.1(d) plus the signed LOI's
                                      ---------------
listed on Schedule 5.1(d) with Hunt Electric, Marathon Electric and Mountain
          ---------------
View Electric (in an amount not to exceed the applicable number of Shares to be issued pursuant to such agreement or LOI as set forth in Schedule 5.1(d)) or (c)
                                                         ---------------
Shares issuable upon the exercise of Company Stock Options or Warrants or pursuant to the Employee Stock Purchase Plan in the ordinary course of business.

     "Proceeding" means any claim, demand, suit, action, hearing, grievance,
      ----------
arbitration, mediation or proceeding in any court or before any Governmental Entity, whether at law or in equity.

     "Release" has the meaning set forth in 42 U.S.C. (S) 9601(22).
      -------

     "Schedule 13E-4" has the meaning set forth in Section 2.3(c).
      --------------                               --------------

     "SEC Documents" means all reports, forms, schedules and statements and
      -------------
other documents required to be filed by the Company with the Commission.

     "Securities Act" means the Securities Act of 1933 and the rules and
      --------------
regulations promulgated thereunder, each as amended.

     "Share Retention Agreement" has the meaning set forth in Section 3.25.
      -------------------------                               ------------

     "Shares" has the meaning set forth in the recitals to this Agreement
      ------

     "Third Party" means any person or "group," as described in Rule 13d-5(b)
      ----- -----
promulgated under the Exchange Act, other than the Investor or any of its Affiliates.

     "Transaction Documents" means this Agreement, the Investor Rights
      ---------------------
Agreement, the Restated Charter (as defined in the Investor Rights Agreement), the Indenture and the Debentures issued thereunder and the fee letter dated the date hereof from the Company to the Investor.

     "Trustee" means the trustee under the Indenture, which trustee shall be
      -------
reasonably acceptable to the Company and the Investor.

     "Warrants" has the meaning set forth in Section 3.2(a)
      --------                               --------------

                                  ARTICLE II
                     ISSUANCE OF DEBENTURES; AMENDED OFFER

2.1  Issuance of Debentures.

     At the Closing, the Company shall issue and deliver to the Investor pursuant to the Indenture one or more Debentures in an aggregate principal amount equal to $100 million against receipt by the Company of a wire transfer in the amount of $100 million to an account designated by the Company at least two business days prior to the Closing. Such Debentures shall be registered in the names designated by the Investor to the Company at least one business day prior to the Closing.

2.2  Closing.

     The closing (the "Closing") hereunder with respect to the issuance and sale
                       -------
of the Debentures shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, 24th Floor, New York, New York (or at the offices of the lenders to the Company or such other place as the parties may agree) promptly after the satisfaction or waiver of all of the conditions set forth in Article VIII (the date upon which the Closing occurs being referred to
         ------------
as the "Closing Date").
        ------------

2.3  Offer.
         (a) As soon as practicable after the date hereof, the Company will amend its Offer to Purchase dated February 19, 1999 to provide that the Offer, as amended, will be at a price per Share equal to the Offer Price (less, in the case of Shares issuable upon the conditional exercise of Company Stock Options, the exercise price thereof) and to disclose the terms and conditions set forth in this Agreement. No condition to the offer (the "Offer Conditions") may be waived in whole or in part, and the Offer
           ----------------
     shall not be terminated, without the prior written consent of the Investor and the Company in their sole discretion. Notwithstanding the foregoing but subject to Section 8.1(b), the Company shall, unless otherwise requested by
                --------------
     the Investor, and may, without the consent of the Investor, extend the Offer periodically through the Outside Date if at the then scheduled or any extended expiration date of the Offer any of the Offer Conditions shall not be satisfied or waived, until such time as such conditions are satisfied or waived.

         (b)  Subject to the terms and conditions of the Offer and this
     Section 2.3, the Company shall accept for payment, and pay for, not less
     -----------
     than 21.0 million Shares and not more than 26.5 million Shares validly tendered and not withdrawn pursuant to the Offer that the Company becomes obligated to accept for payment, and pay for, pursuant to the Offer as soon as practicable after the expiration of the Offer.

         (c) On the date of amendment of the Offer, the Company shall file with the SEC a Tender Offer Statement on Schedule 13E-4 (the "Schedule 13E-4")
                                                              --------------
     with respect to the Offer,
     which shall contain the Offer Documents. The Offer Documents shall comply as to form in all material respects with the Exchange Act, and the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to written information supplied by or on behalf of the Investor for inclusion or incorporation by reference in the Offer Documents. The Investor and the Company each agrees promptly to correct any written information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 13E-4 as so corrected to be filed with the Commission and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable Federal securities laws. The Offer Documents shall be in form and substance reasonably satisfactory to the Investor and the Company will not file any Offer Document with the Commission or disseminate any Offer Document to its stockholders without the prior written consent of the Investor. The Company agrees to provide the Investor and its counsel any comments the Company or its counsel may receive from the Commission or its staff with respect to the Offer Documents promptly after the receipt of such comments and the Company will provide to the Investor and its counsel sufficient time and the opportunity to comment on any written or oral response to any such comments.

         (d) Each Share purchased in the Offer shall automatically be cancelled and retired and shall cease to exist.

2.4  Warrants and Company Stock Options.

     Except to the extent that the acceleration of Company Stock Options is permitted by Section 5.1(k), the outstanding Warrants and outstanding Company
             --------------
Stock Options shall not be affected by the Offer and shall remain outstanding and exercisable for Shares in accordance with their terms.

2.5  Company Actions.

     The Company represents and warrants that at meetings duly called and held, its Board of Directors, has (a) taken all necessary steps to render the restrictions of Section 203 of the DGCL inapplicable to the transactions contemplated by this Agreement, (b) resolved to elect not to be subject, to the extent permitted by Law, to any state takeover law other than Section 203 of the DGCL that may purport to be applicable to the transactions contemplated by this Agreement and (c) determined not to accelerate the vesting of any Company Stock Options or Warrants except as permitted by Section 5.1(k).
                                           --------------

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Investor as follows (it being understood that, except for Section 3.6, Section 3.25 and Section 3.26, the
                            -----------  ------------     ------------
representations and warranties contained in this Article III shall be deemed to
                                                 -----------
be made as of February 4, 1999 and the Merger Schedules as modified through such date shall serve as the applicable schedules to this Agreement):

3.1  Organization.

     The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization and has all requisite corporate power and authority to carry on its business as now being conducted. The Company and each Subsidiary is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had a Material Adverse Effect (as defined in Section 9.5 of
                                                              -----------
this Agreement) that has not been cured and reasonably would not be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement. As soon as practicable after the date hereof, the Company will make available to the Investor complete and correct copies of its and each Subsidiary's Organizational Documents, as amended to the date supplied.

3.2  Capitalization.

         (a) The authorized capital stock of the Company consists of 250,000,000 Shares and 500,000 shares of Convertible Non-Voting Common Stock, par value $.001. At the close of business the business day immediately preceding the date hereof, (i) 45,232,292 Shares were issued and outstanding, (ii) 2,990,000 Shares were held by the Company in its treasury, (iii) no shares of Convertible Non-Voting Common Stock were outstanding, (iv) 3,822,971 Shares were reserved for issuance upon exercise of outstanding options to purchase Shares ("Company Stock Options") and
                                                 ---------------------
     360,984 Shares were reserved for issuance upon exercise of options to purchase Shares that the Company has agreed to grant but that have not been granted, (v) 3,080,000 Shares were issuable upon the exercise of outstanding warrants, rights or other options to purchase Shares ("Warrants") and (vi) 1,000,000 Shares are reserved for issuance pursuant
       --------
     to the Company's Employee Stock Purchase Plan. Except as set forth above, and except for Shares issued since the close of business on the business day immediately preceding the date hereof upon the exercise of any then outstanding Company Stock Option or any then outstanding Warrant, since such date no shares of capital stock or other voting securities of the Company were issued, reserved for issuance, issuable or outstanding. All outstanding Shares are, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

         (b)  Schedule 3.2(b) sets forth a true, correct and complete list, with
              ---------------
     respect to each Company Stock Option or Warrant, of (i) the holder thereof,
     (ii) the number of Shares issuable upon exercise of each such vested Company Stock Option or Warrant, (iii) the number of Shares issuable upon exercise of each such unvested Company Stock Option or Warrant, (iv) the date of grant, (v) the exercise price thereof and (vi) the vesting schedule.

         (c)  Schedule 3.2(c) sets forth a true, correct and complete list of
              ---------------
     all holders of the Company's capital stock as of the date hereof who are employed by the Company or any Subsidiary and who, to the knowledge of the Company, own in excess of 50,000 Shares.

3.3  Subsidiaries.

         (a) Schedule 3.3(a) sets forth a list of each Subsidiary of the
             ---------------
     Company.

         (b)  Except as set forth on Schedule 3.3(b), all of the outstanding
                                    ---------------
     shares of capital stock of Subsidiaries are owned of record and beneficially by the Company, free and clear of all Liens.

         (c) All outstanding shares of capital stock of Subsidiaries are, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Subsidiaries may vote. There are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Subsidiary is a party or by which any of them is bound obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of any Subsidiary or obligating the Company or any Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking other than pursuant to the non-binding letters of intent set forth in Schedule 5.1(d).
                                                                ---------------
     There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary.

         (d) Except for the Company's interest in the Subsidiaries or as set forth on Schedule 3.3(d), neither the Company nor any Subsidiary owns
              ---------------
     directly or indirectly any interest or investment in the form of debt or equity in, and neither the Company nor any Subsidiary is subject to any obligation or requirement to provide for or to make any investment in, any person (in each case, other than non-recourse interests or investments in an amount not in excess of $500,000).

3.4  Authority.

     The Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the other Transaction Documents and the other agreements, documents and instruments referred to herein have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, any other Transaction Document or any such other agreement, document or instrument or to consummate the transactions so contemplated. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and each such document constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms.

3.5  Consents and Approvals; No Violations.

     Except for Permits as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act and applicable foreign and state securities or blue sky laws and the HSR Act, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the Organizational Documents of the Company or any of its Subsidiaries, (b) except as set forth on Schedule 3.5(b)
                                                               ---------------
require any filing with, notice to, or Permit (as defined in Section 3.12),
                                                             ------------
authorization, consent or approval of, any Governmental Entity, (c) result in the creation or imposition of any Liens upon the properties or assets of the Company or any Subsidiary, (d) except as set forth on Schedule 3.5(d), result in
                                                      ---------------
a violation or breach of, require any notice to any party pursuant to, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or right of non-renewal or require any prepayment or offer to purchase any debt or give rise to the loss of a material benefit) under, any of the terms, conditions or provisions of any Material Contract (as defined in Section 3.11) to which the
                                                      ------------
Company or any of its Subsidiaries is a party or by which the Company's or any of its Subsidiaries' properties or assets may be bound, (e) violate any Order or Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (f) except as set forth on Schedule 3.5(f)
                                                              ---------------
result in the loss, forfeiture, revocation, termination or diminution of any Permit.

3.6  SEC Documents; Financial Statements; Other Financial Information.

         (a) The Company has filed with the Commission all SEC Documents required to be filed on or prior to the date hereof. As of their respective filing dates, (i) the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and (ii) as of its filing date, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents complied in all material respects, as of their respective filing dates, as to form with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The 1998 Financial Statements have been prepared in accordance with GAAP and fairly present the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the results of the Company's and its Subsidiaries' operations and cash flows for the periods then ended.

         (b)  Except (x) as set forth on Schedule 3.6, (y) as set forth in the
                                         ------------
     consolidated balance sheet included in the 1998 Financial Statements and
     (z) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of such balance sheet, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet or in the notes thereto.

3.7  Company Acquisitions.

     Schedule 3.7 sets forth a true, correct and complete description of all the
     ------------
following information with respect to all pending and completed acquisitions by the Company or any Subsidiary (the "Company Acquisitions"):
                                    --------------------

         (a)  the name of the acquired person,

         (b) in respect of the post-closing performance of the person acquired, the potential maximum cash consideration that the Company or any Subsidiary may be required to pay, the potential maximum value of the Shares that the Company may be required to issue and the method for valuing such Shares and the timing, and the formula which will determine the amount, of any cash or stock consideration that could be payable in respect of the post-closing performance of the person acquired,

         (c) a good faith estimate of any post-closing adjustments for each Company Acquisition, the cash portion thereof and the portion thereof payable in Shares and the method for valuing such Shares,

         (d) a schedule of the amount of cash held in escrow or otherwise securing the indemnification obligations to the Company or any Subsidiary in respect of such Company Acquisition or any holdback arrangement for Shares or cash in respect of any such indemnification obligation, and

         (e) a description of all indemnification claims submitted or proposed to be submitted by the Company or any Subsidiary in respect of each such Company Acquisition.

3.8  Information Supplied.

     None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in any documents to be filed by the Company with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby (including, without limitation, the Offer Documents) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that no representation or warranty is
                               -------- ----
made by the Company with respect to statements made or incorporated by reference therein based on information supplied by the Investor specifically for inclusion or incorporation by reference therein. The Offer Documents and any such other documents filed by the Company with the Commission or with any other Governmental Entity will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

3.9  Absence of Certain Changes or Events.

     Except as set forth on Schedule 3.9, since December 31, 1998, the Company
                            ------------
and its Subsidiaries (only from the date such Subsidiary was acquired by the Company) have conducted their respective businesses only in the ordinary course consistent with prior practice, and there has not been (a) any material adverse change, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (c) any split, combination or reclassification of any of the capital stock of the Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money, other than in the ordinary course of business and in amounts and on terms consistent with past practices; (e) (i) any granting by the Company or any Subsidiary to any officer of the Company of any material increase in compensation, (ii) any granting by the Company or any Subsidiary to any officer, director or consultant or an employee who earned more than $200,000 in the most recent fiscal year or is currently earning (on an annualized basis) more than $200,000 (in salary, bonus and other cash compensation), of any material increase in severance or termination pay or (iii) any entry by the Company or any Subsidiary into any written or oral employment agreement, or any severance or termination agreement or arrangement with any officer, director or consultant or an employee who earned more than $200,000 in the most recent fiscal year or is currently earning (on an annualized basis) more than $200,000 (in salary, bonus and other cash compensation), (f) any damage, destruction or loss to property, whether or not covered by insurance, that, individually or in the aggregate, has not been cured and may be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, (g) any material change in accounting methods, principles or practices by the Company or any Subsidiary other than those required by GAAP, (h) any delivery of a notice of non-renewal or any other failure to renew Contracts between the Company or any Subsidiary, on the one hand, and its customers, on the other hand, which are material, individually or in the aggregate or (i) any loss of any employee who earned more than $200,000 in the most recent fiscal year (in salary, bonus and other cash compensation).

3.10  Litigation.

         (a)  Except as disclosed on Schedule 3.10(a), there is no Proceeding
                                     ----------------
     pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which is material to the Company and/or its Subsidiaries, taken as a whole

         (b)  Except as disclosed on Schedule 3.10(b), there is no Order
                                    ----------------
     outstanding against the Company or any Subsidiary.

3.11 Contracts.

         (a)  Schedule 3.11(a) sets forth a true, correct and complete list of
              ----------------
     all Material Contracts to which the Company or any Subsidiary is a party or by which any of their respective assets or properties are bound.

         (b) Neither the Company nor any Subsidiary, nor any of their Affiliates, is and, to the knowledge of the Company, no other party is in violation of or in default under (nor does there exist any condition affecting the Company or any Subsidiary, or to the knowledge of the Company, other parties to such Material Contracts which upon the passage of time or the giving of notice or both would reasonably be expected to cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for any such violations or defaults which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Material Contract constitutes a valid and binding obligation of the Company and/or Subsidiary, or any of their Affiliates, party thereto and, to the knowledge of the Company, each other party thereto, enforceable against such other party in accordance with its terms, except as enforceability may be limited by equitable principles of bankruptcy, fraudulent conveyance or insolvency laws affecting creditors' rights generally.

3.12 Compliance with Laws.

     Neither the Company nor any Subsidiary is in violation of, and to the knowledge of the Company none is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, in each case, by any Governmental Entity, any applicable Law, except for violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 3.12 or
                                                              -------------
except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Permits are valid and in full force and effect, (b) neither the Company nor any Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits and (c) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

3.13  Environmental Matters.

         (a)  Except as set forth in Schedule 3.13(a), the Company and each
                                     ----------------
     Subsidiary is in compliance with all applicable Environmental Laws except for any non-compliance which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (b)  Except as set forth in Schedule 3.13(b), there has been no Release
                                     ----------------
     or threatened Release of Hazardous Materials, in, on, under or affecting any property owned, leased, controlled or operated by the Company or any Subsidiary, except for releases which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (c)  Except as set forth in Schedule 3.13(c), there is no pending, or,
                                     ----------------
     to the knowledge of the Company, threatened Proceeding or inquiry of or against the Company or any Subsidiary by any Governmental Entity or other person relating to any actual or potential violations or liability under of Environmental Law or any actual or potential obligation to investigate or remediate a Release or threatened Release of any Hazardous Materials except for Proceedings which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (d) Except in connection with the Company Acquisitions (for which the Company is indemnified except as set forth in Schedule 3.13(d)), neither
                                                   ----------------
     the Company nor any Subsidiary has assumed any liabilities or obligations arising under Environmental Laws in connection with properties or facilities previously owned, leased or operated by the Company or any Subsidiary or their predecessors.

         (e)  Except as set forth in Schedule 3.13(e), to the knowledge of the
                                     ---------------
     Company, there are no underground or aboveground storage tanks, incinerators or surface impoundments at, on or about, under or within any property, owned, leased, controlled or operated by the Company or any Subsidiary, and no such tanks, incinerators or impoundments have been removed from any such property.

         (f) Neither the Company nor any Subsidiary has used any waste disposal site, or otherwise disposed of, transported, or arranged for the transportation of, any Hazardous Materials to any place or location, with respect to which it has incurred or, in the future, could reasonably be expected to incur, liability under CERCLA or any other Environmental Law which would reasonably be expected to have, individually, or in the aggregate, a Material Adverse Effect.

3.14 Absence of Changes in Benefit Plans; Labor Relations.

         (a)  Except as disclosed on Schedule 3.14(a), since December 31, 1998
                                     ----------------
     (or in the case of a Subsidiary, if later, the date of its acquisition by the Company), there has not been any adoption or amendment by the Company or any Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan or arrangement providing benefits to any current or former employee, officer or director of the Company or any Subsidiary (for the avoidance of doubt, regular salary and/or wage increases and modifications to bonus, commission and other incentive compensation arrangements in case with respect to non-officer employees of the Company or any Subsidiary in the ordinary course of business and consistent with past practice are excluded from the foregoing).

         (b)  Except as set forth in Schedule 3.14(b), there exist no
                                     ----------------
     employment, consulting, severance, termination or indemnification agreements or arrangements between the Company or any Subsidiary and any current or former employee, officer or director of the Company or any Subsidiary which involve the payment on or after the date hereof of more than $200,000 per year.

         (c)  Schedule 3.14(c) sets forth a true, correct and complete list of
              ----------------
     all amounts payable or that will or may become payable to each director, officer or employee or former director, officer or employee of the Company or any Subsidiary pursuant to any employment, change-in-control, severance or termination agreement or arrangement as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

         (d)  Except as set forth in Schedule 3.14(d), there are no collective
                                     ----------------
     bargaining or other labor union agreements to which the Company or any Subsidiary is a party or by which it is bound.

         (e)  Except as set forth on Schedule 3.14(e), to the knowledge of the
                                     ----------------
     Company, since February 1, 1997 (or in the case of a Subsidiary, if later, the date of its acquisition by the Company), neither the Company nor any Subsidiary has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

3.15 Employment Matters; Affiliate Transactions.

         (a)  Schedule 3.15(a) sets forth a true, correct and complete list of
              ----------------
     all directors, officers and key employees of the Company and each Subsidiary as of the date hereof and the aggregate salary, bonus and other cash compensation paid to each such officer, director and employee of the Company or any Subsidiary in the most recently completed fiscal year and paid to each such person from the beginning of the current fiscal year through the date hereof. For purposes hereof, "key employee" shall mean any
                                                    ------------
     person whose current salary is at least $100,000 per annum.

         (b)  Except as set forth on Schedule 3.15(b), all Contracts,
                                     ----------------
     transactions and arrangements between the Company or its Subsidiaries, on the one hand, and any of their respective Affiliates, directors, officers, employees, or consultants, on the other hand, (i) were in existence at the time that the applicable Subsidiary was acquired by the Company, (ii) to the knowledge of the Company, were and, if applicable, are on terms representing an arms' length negotiation and (iii) are not material to the Company and its Subsidiaries taken as a whole.

3.16 ERISA Compliance.

         (a) The Company and certain other persons or entities that, together with the Company, are treated as single employer under Section 414(b), (c),
     (m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity"), maintain or
      --------------------------
     contribute to "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and other benefit plans for the benefit of any current or former employees, officers or directors of the Company or dependents of any such person (collectively, "Benefit Plans"). None of the following has occurred
                            -------------
     which has had, or reasonably would be expected to have a Material Adverse
     Effect: (i) any failure to administer any Benefit Plan in accordance with its terms (ii) any failure by the Company or any Subsidiary or any Benefit Plan to comply, or any failure of any Benefit Plan to be operated and administered in accordance with the applicable provisions of ERISA and the Code, (iii) any "reportable event" or "prohibited transaction" (as such terms are defined in ERISA and the Code), (iv) any termination of any Benefit Plan which results in a "reportable event" or (v) the consummation of the transactions entered into pursuant to this Agreement if such transactions result in a "reportable event."

         (b) None of the Company, any Subsidiary or any Commonly Controlled Entity has any "employee pension benefit plans" (as defined in Section 3(2) of ERISA) that are subject to Title IV of ERISA (sometimes referred to herein as "Pension Plans").
                --------------

         (c) There have been no violations of ERISA or the Code that could reasonably be expected to have a Material Adverse Effect with respect to the filing of applicable documents, notices or reports (including, without limitation, annual reports filed on IRS Form 5500) relating to any Benefit Plan maintained by the Company or any Commonly Controlled Entity with any Governmental Authority or the furnishing of such required documents to the participants or beneficiaries of such Benefit Plans.

         (d) Neither the Company nor any Commonly Controlled Entity has within the five year period immediately preceding the date hereof maintained, contributed to or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a) (3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

         (e) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Schedule 3.16(e), (i) no such Benefit
                                          ----------------
     Plan is funded through a "welfare benefits fund", as such term is defined in Section 419 (e) of the Code, (ii) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000 (b)(1) of the Code, complies substantially with the applicable requirements of Section 4980B(f) of the Code and (iii) except as provided in writing in such plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without liability to the Company or any Subsidiary on or at any time after the Effective Time.

         (f)  Except as set forth in Schedule 3.16(f), no Benefit Plan that is a
                                     ----------------
     welfare benefit plan provides for post-retirement medical or life insurance benefits coverage to any current or former employee, officer, or director of the Company or any Subsidiary or any dependent of any such individual except as may be required under Section 4980B of the Code.

         (g)  Except as set forth on Schedule 3.16(g), no employee or director
                                     ----------------
     of the Company or any Subsidiary will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan in connection with the transactions contemplated by this Agreement.

         (h) All contributions due and payable in respect of any Benefit Plan have been made in full and proper form, or adequate accruals have been provided for in the financial statements for all other contributions or amounts in respect of the Benefit Plans, or, in the case of any contributory Benefit Plan, amounts have been contributed to such Benefit Plan within the time prescribed by the Code, ERISA, or any regulations thereunder or interpretations thereof by the Internal Revenue Service or the Department of Labor.

         (i) As of the Closing Date, there are no actions, suits, disputes, arbitrations or claims pending (other than routine claims for benefits) or legal, administrative or other proceedings or governmental investigations pending or, to the knowledge of the Company and any Commonly Controlled Entity, threatened against any Benefit Plan or against the assets of any Benefit Plan which could reasonably be expected to have a Material Adverse Effect.

3.17 Taxes.

         (a) The Company and each Subsidiary has filed all tax returns and reports required to be filed by it (which returns are true and complete in all material respects) and has paid all taxes due and required to be paid by it. The 1998 Financial Statements reflect an adequate reserve for all taxes payable by the Company or any Subsidiary for all taxable periods and portions thereof through the date of such financial statements and there has been no tax liability incurred by the Company or any Subsidiary since such date other than in the ordinary course of business. No deficiencies for any taxes which remain outstanding have been proposed, asserted or assessed against the Company or any Subsidiary, and no requests for waivers of the time to assess any such taxes are pending. Except as disclosed in
     Schedule 3.17(a), no income tax return of the Company or any Subsidiary has
     ----------------
     been or is currently being examined by the United States Internal Revenue Service or any other Governmental Entity.

         (b)  Schedule 3.17(b) sets forth the periods during which the Company's
              ----------------
     and its Subsidiaries' Consolidated Federal net operating loss carryforwards (the "NOL Carryforwards") arose and the expiration dates of the NOL Carryforwards, identifies which portions thereof are currently limited under Section 382 of the Code or the "separate return limitation year" ("SRLY") rules of the consolidated return regulations, and, in the case of
       ----
     NOL Carryforwards currently limited under Section 382 of the Code, the relevant Section 382 limitation (within the meaning of Section 382(b) (1) of the Code). As used in this Agreement, "taxes" shall mean all Federal,
                                               -----
     state, local and foreign income, property, sales, payroll, employment, excise, withholding and other taxes, tariffs or other governmental charges in the nature of a tax as well as any interest, penalties and additions to tax.

         (c)  Except as set forth on Schedule 3.17(c), no amount that could be
                                     ----------------
     received pursuant to the Benefit Plans or any executed and delivered agreements between the Company or any Subsidiary and any officer, director or employee thereof in effect as of the date hereof (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any Subsidiary who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance, change-in-control or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b) (1) of the Code). No disqualified individual is entitled to receive any additional payment from the Company, any Subsidiary, the Surviving Corporation, or any other person referred to in Q&A 10 under proposed Treasury Regulation Section 1.280G-1 (a "Parachute Gross-Up Payment") in
                                              --------------------------
     the event that the 20 per cent parachute excise tax of Section 4999(a) of the Code is imposed on such person.

         (d)  Except as set forth in Schedule 3.17(d), neither the Board of
                                     ----------------
     Directors of the Company nor the Board of Directors of any Subsidiary has during the six months prior to the date hereof (or in the case of a Subsidiary, if later, the date of its acquisition by the Company) granted to any officer, director or employee of the Company or any Subsidiary any right to receive any Parachute Gross-Up Payment.

3.18 Title to Properties; Condition of Assets.

         (a)  Schedule 3.18(a) sets forth a true, correct and complete list, as
              ----------------
     of the date hereof, by location of all of the real property owned by Company or any of its Subsidiaries (the "Owned Property"), including the
                                              --------------
     name of the owner thereof. All Owned Property is located in the United States and, except as set forth on Schedule 3.18(a), is owned by the
                                        ----------------
     Company or one of its wholly owned Subsidiaries free and clear of all Liens except for Permitted Liens. There are no rights of first refusal or other options to purchase any parcel of Owned Property or any portion or interest therein.

         (b)  None of the real property leased by the Company (the "Leased
                                                                    ------
     Property") is material to the Company and its Subsidiaries taken as a
     --------
     whole. The Company or such Subsidiary is the owner and holder of all the leasehold estates purported to be granted by such leases.

         (c) The Leased Property and the Owned Property constitute all real property used or occupied by the Company or any Subsidiary of the Company.

         (d) To the knowledge of the Company, the Company and each Subsidiary has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used in the conduct of its businesses or as have been disposed of in the ordinary course of business. All such assets and properties are free and clear of all Liens except for Liens that, individually or in the aggregate, do not interfere with the ability of the Company or any Subsidiary to conduct its business as currently conducted and do not materially adversely affect the value of, or the ability to sell such assets and properties.

         (e) The material personal properties and assets of the Company and its Subsidiaries are in reasonably good repair and operating condition, ordinary wear and tear excepted and are sufficient for the conduct of the business of the Company and Subsidiaries as presently conducted.

3.19 Intellectual Property.

         (a) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all Intellectual Property Rights necessary to conduct the business now operated by them, except where the failure to own or possess such licenses or rights, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. To the knowledge of the Company, the Intellectual Property Rights of the Company and the Subsidiaries do not conflict with or infringe upon any Intellectual Property Rights of others to the extent that, if sustained, such conflict or infringement, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         (b) All information technology (including, without limitation, software and firmware) presently expected to be used by the Company or by any Subsidiary after December 31, 1999 in the administration and the operations of the Company or such Subsidiary, as the case may be, including, without limitation, in all services and products provided by the Company or any such Subsidiary, whether to third parties or for internal use, or, to the knowledge of the Company after reasonable investigation, used in combination with any information technology of its customers or suppliers, and which is material to the conduct of the business of the Company in the ordinary course of business , accurately processes or will process date and time data (including, without limitation, calculating, comparing and sequencing) from, into and between the years 1999 and 2000 and the twentieth century and the twenty-first century, including leap year calculations and neither performance nor functionality of such technology will be affected by dates prior to, during and after the year 2000. Neither the Company nor any Subsidiary has any material obligations under warranty agreements, service agreements or otherwise to remedy any information technology defect relating to the year 2000.

3.20 Non-Compete.

     Except as set forth on Schedule 3.20, neither the Company nor any
                            -------------
Subsidiary is subject to any agreement, covenant or understanding that restricts the Company or any Subsidiary from entering or conducting any line of business in any location at any time.

3.21 State Takeover Statutes.

     No state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or the transactions contemplated by this Agreement.

3.22 Brokers.

     With the exception of fees payable to Friedman, Billings, Ramsey & Co., Inc., a copy of whose engagement agreement has been provided to the Investor, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of, the Company or any Subsidiary who might be entitled to any fee or commission from the Company or any Subsidiary or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

3.23  Government Contracts.

         (a) Neither the Company nor any Subsidiary is a party to any contract with any Governmental Entity that is material to the Company and its Subsidiaries taken as a whole.

         (b) Neither the Company nor any Subsidiary (since the date of its acquisition by the Company) has been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government or any other Governmental Entity and, to the knowledge of the Company, no suspension or debarment action has been threatened or commenced. To the knowledge of the Company, there is no valid basis for the Company's or any Subsidiary's suspension or debarment from bidding on contracts or subcontracts for any agency of the United States Government or any other Governmental Entity.

3.24 Insurance.

     Schedule 3.24 accurately sets forth as of the day preceding the date hereof
     -------- ----
all policies of insurance, other than title insurance policies, held by or on behalf of the Company and all outstanding claims thereunder in excess, individually or in the aggregate, of $100,000. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. In the reasonable judgment of the Company, such policies are in amounts which are adequate in relation to the business and properties of the Company, and all premiums to date have been paid in full.

3.25 Share Retention Agreements.

     The Company has received share retention agreements from the shareholders listed in Schedule 3.25, copies of which are attached in Exhibit 3.25 (the
          -------------                                  ------------
"Share Retention Agreements") and has delivered copies of each such Share
---------------------------
Retention Agreement to the Investor. No Share Retention Agreement has been amended, waived, supplemented or restated and each Share Retention Agreement remains in full force and effect, enforceable in accordance with its terms against the shareholders party thereto. The Company has not amended, waived, supplemented or restated any contractual restrictions on transfer of any shares of Common Stock (except (a) pursuant to the Share Retention Agreements, (b) for a waiver with respect to a sale of up to 50% of a holder's Shares in connection with the Offer and (c) for waivers with respect to up to 250,000 other Shares in the aggregate) and all such restrictions are enforceable in accordance with their terms against the shareholders party thereto.

3.26 No Material Adverse Change Relative to Investment.

     Since February 4, 1999, except as set forth in Schedule 3.26, no changes
                                                    -------------
have occurred with respect to the matters covered by the representations and warranties contained in Article III, as modified by the Merger Schedules that,
                        -----------
in the aggregate, has had or reasonably could be expected to have an adverse effect on the Company and its Subsidiaries, taken as a whole, that a reasonably prudent investor in the Investor's position would consider material relative to the investment to be made by the Investor pursuant to this Agreement. Since February 4, 1999, there has been no act or omission to act by the Company with respect to its capital stock, Company Stock Options or Warrants that would cause the representations set forth in Section 3.2 or Section 3.3 to be untrue or inaccurate as if such representations and warranties were made as of the date hereof, in each case, such that a reasonably prudent investor in the Investor's position would consider such untruths or inaccuracies to be material relative to the investment to be made by the Investor pursuant to this Agreement.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     The Investor represents and warrants to the Company as follows:

4.1  Organization.

     The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now being conducted. The Investor is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualifications or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not be reasonably expected to either prevent or materially delay its ability to perform its obligations hereunder. The Investor has made available to the Company complete and correct copies of its certificate of formation, operating agreement and by-laws, as amended to the date hereof.

4.2  Authority.

     The Investor has the requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the other Transaction Documents and the other agreements, documents and instruments referred to herein, in each case to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Investor and no other proceedings on the part of the Investor are necessary to authorize this Agreement, any other Transaction Document or any such other agreement, document or instrument or to consummate the transactions so contemplated hereby or thereby. This Agreement and the other Transaction Documents to which the Investor is a party have been duly executed and delivered by the Investor and each such document constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its respective terms.

4.3  Consents and Approvals; No Violations.

     Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the Exchange Act, applicable foreign and state securities or blue sky laws, the HSR Act, the DGCL and state takeover laws, neither the execution, delivery or performance of this Agreement by the Investor, nor the consummation by the Investor of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its certificate of formation, by-laws or operating agreement, (ii) require any filing with, notice to, or permit, authorization, consent or approval of, any Governmental Entity

(except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement), (iii) result in a violation or breach of, require any notice to any party pursuant to, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which the Investor or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any Order applicable to the Investor any of its properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which could not, individually or in the aggregate, be reasonably expected to either prevent or materially delay its ability to perform its obligations hereunder.

4.4  Information Supplied.

     None of the written information supplied or to be supplied by the Investor specifically for inclusion or incorporation by reference in the Offer Documents, as supplemented if necessary, and any other documents to be filed by the Company with the Commission or any Governmental Entity in connection with the transactions contemplated hereby will, on the date of its filing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.5  Ownership of Company Common Stock.

     As of the date hereof, the Investor does not own of record or beneficially, a number of Shares which, in the aggregate, exceed 1% of the outstanding Shares on the date hereof and, without the consent of the Company, which consent will not be unreasonably withheld, the Investor shall not acquire or dispose of any Shares until after the Closing Date except in connection with the transactions contemplated by this Agreement.

4.6  Financing.

     At the Closing, the Investor will have $100 million available to purchase the Debentures.

4.7  Brokers.

     No broker, investment banker, financial advisor, finder or other person is entitled to any brokerage, investment banker's, financial advisor's, finder's or other fee or commission for which the Company will be liable in connection with the execution of this Agreement by the Investor or the performance by the Investor of its obligations hereunder, except as otherwise set forth in this Agreement.

4.8  Investment Representations and Warranties.

         (a) The Investor is acquiring the Debentures to be acquired hereunder for its own account, for investment and not with a view to the distribution thereof, and without any present intention of distributing the same.

         (b) The Investor understands that the Debentures have not been, and will not upon issuance be, registered or qualified under the Securities Act, or any applicable state securities laws, by reason of their issuance in a transaction exempt from the registration or qualification requirements of the Securities Act and such laws, and that the Debentures must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

         (c) The Investor is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

         (d) The Investor (A) has been furnished with or has had access to the information that the Investor has requested from the Company, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and (C) has generally such knowledge and experience in business and financial matters so as to enable the Investor to understand and evaluate the risks of and form an investment decision with respect to its or his investment in the Debentures.

         (e) The Investor has no need for liquidity in its investment in the Debentures and is able to bear the economic risk of its investment in the Debentures and the complete loss of all of such investment.

         (f) The Investor understands that there is no public market for the Debentures and that the transferability of the Debentures is restricted.

         (g) The Investor recognizes that an investment in the Company involves certain risks, and has taken full cognizance of, and understands all of, the risk factors related to the purchase of the Debentures.

                                   ARTICLE V

                                   COVENANTS

5.1  Conduct of Business.

     From the date hereof to the Closing Date, the Company shall, and shall cause each Subsidiary to, carry on its business in the ordinary course consistent with past practice and use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees and others having significant business dealings with it. Without limiting the generality of the foregoing, from the date hereof to the Closing Date, the Company shall not and shall cause each Subsidiary not to (except as expressly permitted by this Agreement or with the Investor's consent, which consent will not be unreasonably withheld):

         (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (other than cash dividends and distributions by a wholly-owned Subsidiary to the Company or to a Subsidiary all of the capital stock of which is owned directly or indirectly by the Company), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any Shares or any capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, including any issuance of securities in any mergers or acquisitions (whether pursuant to any existing earn-outs or otherwise) other than Permitted Securities;

         (c)  amend its Organizational Documents;

         (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any person or (ii) any assets except for the purchase of equipment or other assets in the ordinary course of business, including, without the Investor's consent, any such acquisition or agreement pursuant to any letter of intent or other arrangement pursuant to which the Company or any Subsidiary is a party, provided that the amount
                                                     -------- ----
     thereof does not exceed, individually or in the aggregate, $2,000,000, other than as set forth on Schedule 5.1(d);
                                ---------------

         (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except
     (i) immaterial assets, (ii) in the ordinary course of business (including for trade-ins) and (iii) where the amount of such sales does not exceed, individually or in the aggregate, $2,000,000;

         (f) except in the ordinary course of business consistent with past practice (i) incur any Indebtedness or guarantee any such Indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances (other than advances to Subsidiaries or among Subsidiaries) or capital contributions to, or investments in, any other person;

         (g) from the date hereof through the Closing Date, make or agree to make any capital expenditure or expenditures with respect to property, plant or equipment for an amount in excess of $5 million;

         (h) make any material tax election or settle or compromise any material income tax liability;

         (i) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the 1998 Financial Statements or incurred thereafter in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify any confidentiality, standstill, non-solicitation or similar agreement to which the Company or any Subsidiary is a party;

         (j) modify, amend in any material respect or terminate any Material Contract to which the Company or any Subsidiary is a party, or waive, release or assign any material rights or claims (including any restrictions on transfer of Shares issued or to be issued pursuant to Company Acquisitions), other than in the ordinary course of business consistent with past practice;

         (k)  except as set forth in Schedule 5.1(k), or as required to comply
                                     ---------------
     with applicable Law or with the Investor's consent, (i) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, other than, in the case of non-officer or non-key employees, in the ordinary course of business consistent with past practice, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or key employee except pursuant to existing written agreements,
     (iii) pay any material benefit not provided for under any Benefit Plan,
     (iv) except as permitted in clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreement or awards made thereunder), (v) accelerate the vesting of any Company Stock Option or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan; or

         (l) authorize any of, or commit or agree to take any of, the foregoing actions.

5.2  No Solicitation.

     The Company shall not and shall cause each Subsidiary and its Subsidiaries' officers and directors not to, and each of the foregoing shall not permit their respective agents, representatives, advisors or subsidiaries to (whether directly or indirectly) (i) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers
("Acquisition Proposals") from any Third Party (as defined below) relating to
------------- ---------
(A) any acquisition or purchase of assets of the Company and its Subsidiaries other than in the ordinary course of business consistent with past practice,
(B) the purchase of any equity security of the Company or any of its Subsidiaries (including a self tender offer) or any security that is convertible, exchangeable or exercisable for any equity security, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, or (D) any other transaction the consummation of which would, or could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement or which would, or could reasonably be expected to, materially dilute the benefits to the Investor of the transactions contemplated hereby (each of the foregoing items set forth in (A) through (D), an "Alternative
                                                               -----------
Transaction"), or agree to or endorse any Alternative Transaction, or (ii) enter
-----------
into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Third Party (other than the Investor) to do or seek any of the foregoing. Subject to the provisions of the previous sentence, the Company shall immediately cease and cause its Subsidiaries and its and their advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such Third Party or in the possession of any agent or advisor of any such Third Party; provided, however, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (i) furnishing information pursuant to an appropriate confidentiality letter (which letter shall not be less favorable to the Company in any material respect than the Confidentiality Agreement, and a copy of which shall be provided for informational purposes only to the Investor) concerning the Company and its businesses, properties or assets to a Third Party who has made a bona fide Acquisition Proposal, (ii) engaging in discussions or negotiations with such a Third Party who has made a bona fide Acquisition Proposal, (iii) following receipt of a bona fide Acquisition Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders and/or (iv) taking any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that the Board of Directors of the Company shall have concluded in good faith after consultation with outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law (it being understood that the Board of Directors of the Company may rely on the written advice of its outside counsel in good faith and the Investor agrees not to take a contrary position to any such written advice); provided, further, that (A) the Board of Directors of the
                      --------  -------
Company shall not take any of the foregoing actions until after it provides reasonable notice to the Investor of its intent to take such action; and (B) if the Board of Directors of the Company receives an Acquisition Proposal, to the extent it may do so without breaching its fiduciary duties to stockholders as advised by counsel and as determined in good faith, then the Company shall promptly inform the Investor of the terms and conditions of such proposal and the identity of the person making it.

5.3  Certain Tax Matters.

     From the date hereof until the Closing Date, (i) the Company and each Subsidiary will file all material tax returns and reports ("Post-Signing
                                                            ------------
Returns") required to be filed; (ii) the Company and each Subsidiary will timely
-------
pay all taxes shown as due and payable on the Company's Post-Signing Returns that are so filed; (iii) the Company and each Subsidiary will make provision for all taxes payable by the Company for which no Post-Signing Return is due prior to the Closing Date; and (iv) the Company will promptly notify the Investor of any action, suit, proceeding, claim or audit pending against or with respect to the Company and each Subsidiary in respect of any tax where there is a reasonable possibility of a determination or decision which would reasonably be expected to have a significant adverse effect on the Company's or any Subsidiary's tax liabilities or tax attributes.

5.4  Other Actions.

         (a) The Company shall not, and shall cause each Subsidiary not to, take or omit to take any action, the taking or omission of which would reasonably be expected to result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or inaccurate in any material respect or (ii) any of the conditions set forth in Section 7.2 not being satisfied (subject to the Company's right to take
        -----------
     actions specifically permitted by Section 5.1, Section 5.2 or Section 8.1).
                                       -----------  -----------    -----------

         (b)  Without limiting Section 5.4(a), prior to the Closing, the Company
                               --------------
     shall execute and deliver the Indenture, increase the size of its board of directors to 10 persons and cause at least three persons designated by the Investor to be added to the Company's board of directors.

5.5  Advice of Changes; Filings.

     The Company shall confer with the Investor on a regular and frequent basis as reasonably requested by the Investor, report on operational matters and promptly advise the Investor orally and, if requested by the Investor, in writing of any material change with respect to the Company or any Subsidiary. The Company shall promptly provide to the Investor (or its counsel) copies of all filings made by the Company or any Subsidiary with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

5.6  Financial Information.

     The Company shall furnish to the Investor all documents filed with or submitted to the Commission by the Company simultaneously with such filing or submission. The Company shall also furnish to the Investor as soon as available but in any event within 30 days of each calendar month, the unaudited consolidated and consolidating balance sheets and income statements of the Company and its Subsidiaries, showing its financial condition as of the close of such month and the results of operations during such month and for then elapsed portion of the Company's fiscal year, in each case, setting forth, to the extent available, the comparative figures for the corresponding month in the prior fiscal year, the corresponding elapsed portion of the prior fiscal year and the budget amount for such month (all to be prepared in accordance with GAAP consistently applied).

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

6.1  Access to Information; Confidentiality.

     The Company and its Subsidiaries shall afford to the Investor, and to the Investor's officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access during normal business hours from the date hereof to the Closing Date to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to the Investor (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as the Investor may reasonably request. The Investor will hold, and will cause its officers, employees, accountants, counsel, financial advisers and other representatives and Affiliates to hold, any and all information received from the Company, directly or indirectly, in confidence, according to the terms of the confidentiality agreement dated as of November 11, 1998, between the Company and an affiliate of the Investor (the "Confidentiality Agreement").
                   -------------------------

6.2  Reasonable Efforts; Notification.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and
     (v) reasonably cooperating with all potential sources of financing to the Investor in connection with the transactions contemplated by this Agreement, and the taking of all reasonable steps as may be necessary or advisable to consummate one or more financing transactions with such potential sources of financing, including participating in "road shows" with respect to the issuance of securities in one or more private placements or transactions registered under the Securities Act. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any transaction contemplated by this Agreement, take all action reasonably necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement and the transactions contemplated by this Agreement. Nothing in this Agreement shall be deemed to require the Investor to dispose of or hold separate any asset or collection of assets.

         (b) The Company shall give prompt notice to the Investor of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it or any Subsidiary to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it or any Subsidiary under this Agreement; provided, however, that no such
                                          --------  -------
     notification shall affect
     the representations, warranties, covenants or agreement of the parties or the conditions to the obligations of the parties under this Agreement.

         (c) The Investor shall give prompt notice to the Company of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the
     --------  -------
     representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.3  Fees and Expenses.

         (a) Except as otherwise provided in this Agreement or as otherwise agreed to by the parties hereto in writing, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated.

         (b) If a Payment Event shall occur at any time, then, within two business days following such Payment Event, the Company shall pay to the Investor a fee in an amount equal to $12.5 million (the "Termination Fee")
                                                              ---------------
     and shall reimburse the Investor for up to $3 million of the Investor's Expenses not previously reimbursed.

         (c) If an Expense Reimbursement Event shall occur at any time, then, within two business days following such Expense Reimbursement Event, the Company shall reimburse the Investor for up to $3 million of the Investor's Expenses not previously reimbursed.

         (d) Notwithstanding anything to the contrary set forth in this Agreement, if this Agreement shall have been terminated for any reason and at the time of termination, this Agreement could have been terminated pursuant to more than one subsection of Section 8.1, then the Investor
                                             -----------
     shall be entitled to choose which such subsection this Agreement shall have been terminated pursuant to.

         (e)  The Company acknowledges that the agreements contained in this
     Section 6.3 are an integral part of the transactions contemplated by this
     -----------
     Agreement and that, without these agreements, the Investor would not enter into this Agreement. Accordingly, if the Company fails to pay the Termination Fee or the Investor's Expenses and, in order to obtain such payment, the Investor commences a suit which results in a judgment against the Company for the Termination Fee and/or the Investor's Expenses, the Company shall pay to the Investor all costs and expenses (including attorneys fees and expenses) incurred by or on behalf of the Investor in connection with such suit, together with interest on the amount of the Termination Fee and the Investor's Expenses that are the subject of such judgment at the prime rate of the Bankers Trust Company in effect on the date such payment was required to be made.

6.4  Public Announcements.

     The Investor, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, except to the extent required by applicable Law.

6.5  NASD.

     The Company agrees to use its best efforts to obtain adequate assurances prior to Closing that the NASD will not take any action to cease quoting the Common Stock on Nasdaq in connection with the issuance of the Debentures (without any modification of the terms of the Debentures as set forth in the Indenture). The Company further agrees to consult and cooperate with the Investor and its counsel in performing its obligations under this Section 6.5.
                                                                  -----------
The Company will not engage in any discussions or otherwise communicate in writing or orally with the NASD or any of its agents or representatives with respect to the transactions contemplated by the Transaction Documents without the prior written consent of the Investor. The Investor agrees to cooperate and assist the Company in connection with the foregoing.

                                  ARTICLE VII

                                   CONDITIONS

7.1  Conditions to Each Party's Obligation.

     The respective obligations of each party to consummate the transactions contemplated by Section 2.1 are subject to the prior satisfaction or waiver,
                -----------
where permissible, of the following conditions:

         (a) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity that prohibits or restricts the consummation of the transactions contemplated by this Agreement or makes such consummation illegal (each party agreeing to use commercially reasonable efforts to have any such prohibition lifted).

         (b) The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

         (c) All consents, approvals and licenses of any Governmental Entity required in connection with the execution, delivery and performance of this Agreement and for the Company to continue to conduct its business in substantially the manner now conducted, shall have been obtained, unless the failure to obtain such consents, authorizations, orders or approvals would not have a Material Adverse Effect after giving effect to the transactions contemplated by this Agreement.

         (d) The conditions set forth in the Financing Letters shall have been satisfied or waived and the funding referred to therein shall be available to the Company on terms and conditions and in such amounts satisfactory to the Investor and the Company.

         (e) There shall be no Proceeding pending or threatened by the National Association of Securities Dealers, Inc. (the "NASD") to terminate the
                                                   ----
     NASD's quotation of the Common Stock on the Nasdaq Stock Market ("Nasdaq").
                                                                       ------
         (f) Each of the Offer Conditions shall have been waived by the Company and the Investor or shall have been satisfied.

7.2  Conditions to the Company's Obligations.

     The obligation of the Company to consummate the transactions contemplated by Section 2.1 are subject to the prior satisfaction or waiver of the following
   -----------
conditions:

         (a) All of the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of the Closing Date as though made on and as of such time, and the Investor shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date and the Company shall have received a certificate signed by an executive officer of the Investor to the foregoing effect.

         (b) The Investor and the Trustee shall have executed and delivered the Indenture.

7.3  Conditions to the Investor's Obligations.

     The obligations of the Investor to consummate the transactions contemplated by Section 2.1 are subject to the prior satisfaction or waiver by the Investor
   -----------
of the following conditions:

         (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of such time except to the extent that the failure to be true and correct has not had and could not reasonably be expected to have, in the aggregate, an adverse effect on the Company and its Subsidiaries, taken as a whole, that a reasonably prudent investor in the Investor's position would consider material relative to the investment to be made by the Investor pursuant to this Agreement, and the Company shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date (it being understood that any such breach may be cured to the extent permitted by Section 8.1(d)). The Investor shall have received a certificate signed
        --------------
     by an executive officer of the Company to the foregoing effect.

         (b) All notices required to be given prior to the Closing Date with, and all consents, approvals, authorizations, waivers and amendments required to be obtained prior to the Closing Date from, any third party in connection with the consummation by the Company of the transactions contemplated by this Agreement have been made and/or obtained.

         (c) The Investor shall have been provided with a certificate from an officer of the Company certifying that the conditions precedent to the Investor's obligations set forth in this Section shall have been satisfied.

         (d) The Investor shall have been provided with an opinion of Morgan, Lewis & Bockius LLP, counsel to the Company, or the general counsel of the Company, as to the matters set forth in Exhibit 7.3(d).
                                             --------------

         (e) The Company shall have performed all of its obligations required to be performed at or prior to the Closing pursuant to the Investor Rights Agreement. Without limiting the foregoing, the Company shall have performed its obligations under Section 5.4(b) of this Agreement.
                           --------------

         (f) The Company and the Trustee shall have executed and delivered the Indenture.

         (g) The Company shall have accepted for payment not less than 21.0 million Shares and not more than 26.5 million Shares tendered in the Offer.

         (h) The seven persons to serve on the Board of Directors of the Company from and after the Closing (other than the three persons designated by the Investor pursuant to the Investor Rights Agreement) shall be reasonably acceptable to the Investor.

                                 ARTICLE VIII

                           TERMINATION AND AMENDMENT

8.1  Termination.

     This Agreement may be terminated at any time prior to the Closing Date as follows:

         (a)  By mutual written consent of the Investor and the Company.

         (b) By either the Investor or the Company if the Closing Date shall not have occurred on or before the 90th day immediately following the date hereof (the "Outside Date"); provided that the right to terminate this
                  ------------    -------- ----
     Agreement under this Section 8.1(b) shall not be available to any party
                          --------------
     whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing Date to occur on or before such date.

         (c) By either the Investor or the Company if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the issuance of the Debentures and such Order or other action shall have become final and nonappealable.

         (d) By the Investor, if (i) any of the representations and warranties of the Company contained in this Agreement shall fail to be true and correct in any material respect when made or since February 4, 1999 have become untrue or incorrect (without giving effect to the first paragraph of
     Article III) except to the extent that the failure to be true and correct
     -----------
     has not had and could not reasonably be expected to have, in the aggregate, an adverse affect on the

     Company and its Subsidiaries, taken as a whole, that a reasonably prudent investor in the Investor's position would consider material relative to the transactions to be consummated by the Investor pursuant to this Agreement or (ii) the Company shall have breached or failed to comply in any material respect with any of its obligations under this Agreement, and such failure to be true and correct, breach or failure shall continue unremedied for 15 days after the Company has received written notice from the Investor of the occurrence of such failure to be true and correct, breach or failure; provided, however, that in remedying any such failure to be true and
     --------  -------
     correct, breach or failure the Company shall not have spent any money, incurred any liabilities or undertaken any obligations which expenditure, incurrence or undertaking, individually or together with the breach or failure so remedied, would itself constitute a material breach of or failure to perform any representation, warranty or covenant of this Agreement.

         (e) By the Investor if there shall have occurred any material adverse change since December 31, 1998.

         (f) By the Company if (i) any of the representations and warranties of the Investor contained in this Agreement shall fail to be true and correct in any material respect, in each case either as of the date hereof or have since become, and at the time of termination remain, untrue in any material respect, or (ii) the Investor shall have breached or failed to comply in any material respect with any of its obligations under this Agreement (other than as a result of a breach by the Company of any of its obligations under this Agreement) and such failure to be true and correct, breach or failure shall continue unremedied for 15 days after the Investor has received written notice from the Company of the occurrence of such breach or failure.

         (g) By the Investor if either (i) the Offer shall have been terminated for any reason or (ii) the Offer shall have expired in accordance with its terms and the Company shall not have accepted for payment at the Offer Price at least 21 million Shares.

         (h) By the Company if prior to the Closing Date, (i) the Company shall have received an Acquisition Proposal, (ii) in connection with such Acquisition Proposal, the Board of Directors of the Company shall have concluded in good faith after consultation with outside counsel that it is required to terminate this Agreement to prevent the Board of Directors of the Company from breaching its fiduciary duties to its stockholders under applicable law, (iii) the Company has complied and is in compliance with
     Section 5.2, (iv) prior to being entitled to terminate this Agreement under
     -----------
     this Section 8.1(h), the Company shall have provided to the Investor at
          --------------
     least 7 days prior written notice (which notice shall set forth the terms and conditions of such Acquisition Proposal and identify the applicable Third Party), the Company shall have cooperated with the Investor during such 7 day period with the intent of enabling the Investor (if it so desires) and the Company to agree to a modification of the terms and conditions of this Agreement and (v) the Company shall have paid to the Investor the Termination Fee and reimbursed all of the Investor's Expenses.

         (i) By the Investor if the Company shall not have received a signed audit report from PricewaterhouseCoopers LLP in respect of the 1998 Financial Statements prior to March 31, 1999 or such audited financial statements shall not be substantially identical to the 1998 Financial Statements.

8.2  Effect of Termination.

     In the event of a termination of this Agreement by either the Company or the Investor as provided in Section 8.1, this Agreement shall forthwith become
                            -----------
void and there shall be no liability or obligation on the part of the Investor or the Company or their respective officers, directors or Affiliates, except that Section 6.1, Section 6.3, Section 6.4, Section 8.1, this Section 8.2 and
     -----------  -----------  -----------         ----       -----------
Article IX shall survive any such termination and except that nothing herein
----------
shall relieve any party for liability for any breach hereof.

                                  ARTICLE IX

                                 MISCELLANEOUS

9.1  Amendment.

     This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

9.2  Extension; Waiver.

     At any time prior to the Closing Date, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) subject to Section 9.1, waive
                                                       -----------
compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

9.3 Survival of Representations, Warranties and Agreements, Limitation on Liability.

     The representations, warranties and covenants contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the Debentures and the Indenture, the purchase or transfer by the Investor of any Note or portion thereof or interest therein and the payment of any Debenture until the later of April 1, 2001 and 10 days after the delivery to the Investor of the Company's audited financial statements for the fiscal year ending December 31, 2000, and may be relied upon by a subsequent holder of a Debenture, regardless of any investigation made by or on behalf of the Investor or any other holder of a Debenture at any time. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall not be liable to the Investor for such a breach for an amount in excess of the sum of the principal amount of the Debentures plus accrued interest thereon.

9.4  Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier

(providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to the Investor, to

          Boss Investment LLC
          c/o Apollo Management, L.P.
          1301 Avenue of the Americas, 38th Floor
          New York, New York 10019
          Attention: Mr. Andrew Africk
          Telecopy No.: (212) 261-4102

          with a copy to:

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza, 41st Floor
          New York, NY 10112
          Attention: John J. Suydam, Esq.
          Telecopy No.: (212) 408-2420

          and, if to the Company, to

          Building One Services Corporation
          800 Connecticut Avenue, NW
          Suite 1111
          Washington, DC 20006
          Attention: Jonathan J. Ledecky
          Telecopy: (202) 261-6020

          with a copy to:

          Morgan, Lewis & Bockius LLP
          1701 Market Street
          Philadelphia, PA 19103
          Attention: N. Jeffrey Klauder
          Telecopy No.: (215) 963-5299

9.5  Indemnification.

     The Company hereby agrees to indemnify and hold harmless each purchaser of Notes and its Affiliates, partners, officers, directors, employees, agents and representatives (each, an "Indemnified Party") against any liability, obligation
                           -----------------
or Proceeding by any third party (including derivative actions brought through or in the name of the Company) in connection with (a) the status or conduct of the Company, (b) the execution, delivery and performance of this Agreement, the Investor Rights Agreement, the Indenture or any other document or instrument entered into in connection with the transactions contemplated hereby or thereby or (c) the

Indemnified Party's role with the Company or any such transactions, in each case, except to the extent of any willful misconduct or gross negligence of the Indemnified Party.

9.6  Interpretation.

     When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. Whenever the words "include", "includes" or "including" are used in this Agreement, they
       -------    --------      ---------
shall be deemed to be followed by the words "without limitation".  The phrase
                                             ------------------
"made available" in this Agreement shall mean that the information referred to
---------------
has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "subsidiary" of any
                                                         ----------
person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. As used in this Agreement,

"Material Adverse Effect" means, when used in respect of the Company and its
------------------------
Subsidiaries, any effect or condition that, individually or in the aggregate with any other effect or condition, is materially adverse to the assets, properties, business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. As used in this Agreement,

"material adverse change" means, when used in respect of the Company and its
------------------------
Subsidiaries, any change or event that, individually or in the aggregate with any other change or event, is materially adverse to the assets, properties, business, financial condition or results of operations of the Company and its Subsidiaries, but excluding any change resulting from general economic conditions. As used in this Agreement, except where expressly indicated otherwise, the phrase "knowledge" with respect to the Company, means to the
                       ---------
actual knowledge, after due inquiry (i.e., the amount of inquiry that would be
                                     ----
undertaken by a reasonably prudent business person given like facts and circumstances) of each of the Company's directors and officers and the President of each Subsidiary. As used in this Agreement, the term "person" shall be interpreted broadly and shall include any person, individual, corporation, limited partnership, limited liability company, trust, association or other entity or business organization of any kind or division thereof.

9.7  Entire Agreement; Third Party Beneficiaries.

     This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

9.8  Governing Law.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

9.9  Counterparts.

     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.10  Assignment.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

9.11  Enforcement.

     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in a State court located in the City of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any such Federal or State court if any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the state of New York or a New York State court located in the City of New York and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

          IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              BOSS INVESTMENT LLC


                              By: _________________________________
                                  Name:
                                  Title:

                              BUILDING ONE SERVICES CORPORATION


                              By: _________________________________
                                  Name:
                                  Title: